EXHIBIT 99.2
Ai METRIX, INC.
CONDENSED BALANCE SHEETS
SEPTEMBER 29, 2006 and DECEMBER 31, 2005
(UNAUDITED)
(In thousands)
	September 29,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$955	$1,348
Accounts receivable trade, net of allowance for doubtful accounts of $16 and $6, respectively	1,802	511
Prepaid expenses and other current assets	82	52
Total current assets	2,839	1,911

PROPERTY AND EQUIPMENT—Net	149	156
TOTAL	$2,988	$2,067

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	43	131
Accrued expenses and other liabilities	458	687
Note payable—current	43	43
Deferred revenue—current	1,964	1,633

Total current liabilities	2,508	2,494

NOTE PAYABLE—Noncurrent	3	34
DEFERRED RENT	20	2
DEFERRED REVENUE—Noncurrent	861	603
Total liabilities	3,392	3,133

LIQUIDATION CONVERTIBLE PREFERRED STOCK—Series C redeemable convertible preferred stock, par value $0.001—14,183,403 shares authorized, issued, and outstanding at December 31, 2005 and 2004; liquidation preference, $0.71 per share, $10,000 in the aggregate	1,940	1,940

SHAREHOLDERS’ DEFICIT:
Common stock, par value $0.001—authorized, 17,353,900 shares; issued and outstanding 30,193 and 23,572 shares at September 29, 2006 and December 31, 2005	1	1
Preferred stock, undesignated—authorized, 2,000,000 shares; no shares issued and outstanding	--	--
Additional paid-in capital	29,269	29,267
Accumulated deficit	(31,614)	(32,274)
Deferred compensation	--	--
Total shareholders’ deficit	(2,344)	(3,006)

TOTAL	$2,988	$2,067

See notes to financial statements.

Ai METRIX, INC.
CONDENSED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 29, 2006 AND SEPTEMBER 30, 2005
(UNAUDITED)
(In thousands)

	2006	2005

REVENUES:
Software licenses	$3,376	$2,340
Services and maintenance	2,412	1,973

Total revenues	5,788	4,313

COST OF SERVICES	1,213	1,246

GROSS MARGIN	4,575	3,067

OPERATING COSTS AND EXPENSES:
Research and development	1,366	1,311
Sales and marketing	1,792	1,548
General and administrative	754	756

Total operating expenses	3,912	3,615

INCOME (LOSS) FROM OPERATIONS	663	(548)

INTEREST INCOME	2	2

INTEREST EXPENSE	5	9

NET INCOME (LOSS)	$660	$(555)

See notes to financial statements.

Ai METRIX, INC.
CONDENSED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 29, 2006 AND SEPTEMBER 30, 2005
(UNAUDITED)
(In thousands)
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$660	$(555)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	62	36
Bad debt expense	11	--
Deferred rent	18	--
Changes in assets and liabilities:
Accounts receivable	(1,302)	(249)
Prepaid expenses and other current assets	(30)	7
Accounts payable	(88)	74
Accrued expenses and other liabilities	(229)	66
Deferred revenue	590	774

Net cash provided by (used in) operating activities	(308)	153

CASH FLOWS FROM INVESTING ACTIVITIES—
Purchases of property and equipment	(55)	(110)

Net cash used in investing activities	(55)	(110)

CASH FLOWS FROM FINANCING ACTIVITIES—
Proceeds (payments) from line of credit	(30)	561

Net cash provided by (used in) financing activities	(30)	561

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(393)	604

CASH AND CASH EQUIVALENTS—Beginning of period	1,348	1,201

CASH AND CASH EQUIVALENTS—End of period	$955	$1,805

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION—Cash paid for interest during the period	$4	$1

See notes to financial statements.

Ai METRIX, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
NINE MONTHS ENDED SEPTEMBER 29, 2006 AND SEPTEMBER 30, 2005

1.	THE BUSINESS AND BASIS OF PRESENTATION

Ai Metrix, Inc. (the “Company”) was founded in August 1996 and introduced its first product in November 1997. The Company is in the business of developing, marketing, supplying, and supporting network management software.

The Company’s operations are subject to significant risks and uncertainties including competitive, financial, developmental, operational, growth and expansion, technological, and other risks associated with an emerging business. The Company's recurring losses from operations and net shareholders' deficit raise substantial doubt about its ability to continue as a going concern. To date, the Company has financed its operations primarily with proceeds from private equity offerings and loans and has incurred net losses since its inception. The Company is actively engaged in the process of obtaining new software license, consulting and service agreements to increase its revenue potential; however, there can be no assurance that the Company will be able to increase its revenue potential sufficiently to be able to meet its current and future operating expenses.

The accompanying unaudited Condensed Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Pursuant to these rules, certain information and note disclosures, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States, have been condensed or omitted. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 29, 2006 are not necessarily indicative of the results for a full year. The balance sheets at September 29, 2006 and December 31, 2005, have been derived from the unaudited financial statements at those dates but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

2.	NEW ACCOUNTING PRONOUNCEMENTS

In July 2006, the FASB issued FASB Interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes”, which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Additionally, FIN No. 48 provides guidance on the derecognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The accounting provisions of FIN No. 48 will be effective July 1, 2007 and the Company is in the process of determining the effect, if any, the adoption of FIN No. 48 will have on its financial condition or results of operations.

In September 2006, the FASB issued FASB Statement No. 157 (SFAS 157), “Fair Value Measurements”. SFAS 157 proscribes a single definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The accounting provisions of SFAS 157 will be effective for the Company beginning July 1, 2008. The Company does not believe the adoption of SFAS 157 will have a material impact on its financial condition or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (SAB 108). SAB 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. When the effect of initial adoption is material, companies will record the effect as a cumulative effect adjustment to beginning of year retained earnings. SAB 108 will be effective for the Company beginning July 1, 2007. The Company is in the process of determining whether the initial adoption will have a material impact on its financial condition.

3.	SHARE-BASED COMPENSATION

Prior to January 1, 2006, the Company accounted for its stock plans under the provisions of APB No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”) and FASB Interpretation (FIN) No. 44, “Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB Opinion No. 25” ((FIN No. 44”) and made pro forma footnote disclosures as required by Statement of Financial Accounting Standards (SFAS) No. 148, “Accounting For Stock-Based Compensation - Transition and Disclosure”, which amends SFAS No. 123, “Accounting For Stock-Based Compensation”.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment, using the prospective method. Under this method, compensation cost recognized in the first nine months of 2006 includes compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). The Company granted 5,000 options at fair market value during the nine month period ended September 29, 2006. The adoption of SFAS 123 (R) is immaterial to the Company for the nine month period ended September 29, 2006.

Prior interim periods do not reflect any restated amounts as a result of the adoption of SFAS 123(R). If the Company had elected the optional recognition provisions of SFAS 123, which uses the fair value based method for stock-based compensation, and amortized the grant date fair value of stock options to compensation expense over the vesting period, net loss for the nine months ended September 30, 2005 would have increased by approximately $10,000:

4.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at September 29, 2006 and December 31, 2005 (in thousands):

	2006	2005

Computer equipment and purchased software	$339	$286
Furniture and fixtures	25	25
Leasehold improvements	7	7

	371	318

Less accumulated depreciation and amortization	(222)	(162)

	$149	$156

Depreciation and amortization expense for the nine months ended September 29, 2006 and September 30, 2005, was approximately $62,000 and $36,000, respectively.

Depreciation expense has been allocated to general and administrative expenses in the accompanying statements of operations.

5.	ACCOUNTS RECEIVABLE

Accounts receivable represent billed items principally arising from 2007 transactions.  To the extent revenue recognition criteria of Statement of Position 97-2, Software Revenue Recognition, as amended, have not been met, corresponding credits have been made to deferred revenue.  Approximately 61% of the accounts receivable balance at September 29, 2006 is attributable to one customer.

6.	COMMITMENTS AND CONTINGENCIES

Leases—The Company leases its office facilities under operating lease arrangements, some of which contain renewal options. Future minimum lease operating payments as of September 29, 2006, are as follows (in thousands):

Years Ending
December 31

3 months ending December 31, 2006	$151
2007	369
2008	264
2009	-
2010	-
2011 and thereafter	-

$784

Total expenses under operating leases were approximately $0.3 million and $0.2 million during the nine months ended September 29, 2006 and September 30, 2005, respectively.

Employment Agreements—A number of the Company’s employees have employment agreements that entitle them to specified amounts of severance if such individuals are terminated. In certain instances, the severance is dependent upon the employee’s length of service.

Legal Proceedings—From time to time, the Company is involved in and is subject to claims, contractual disputes, and other uncertainties in the ordinary course of business. The Company is of opinion that, based on information currently available and after consultation with legal counsel, the resolution of any such additional legal matters will not have a material adverse effect on the Company’s financial condition or its results of operations or cash flows.

7.	DEBT

In March 2005, the Company entered into a one year Loan and Security Agreement (the “New Facility”) that provided for borrowing up to $1,000,000. The Company borrowing base was limited to 80% of eligible accounts receivable as defined in the New Facility. Borrowings under this agreement bear interest at a per annum rate of the bank’s prime rate plus 1.25% reducing to a per annum rate of the bank’s prime rate plus 0.75% upon Company’s achieving three (3) consecutive months of profitability. The New Facility was secured by a perfected first priority lien and security interest in all of the Company’s assets. The Company was required to maintain compliance with certain financial covenants.

The New Facility also provided for equipment borrowings up to $100,000. Interest shall accrue at the bank’s prime rate plus 2.00%. Equipment advances and accrued interest outstanding will be repaid in 30 equal monthly installments. The Company has borrowed the entire amount of $100,000 under this agreement and the balance outstanding as of September 29, 2006 and December 31, 2005 was $46,666 and $76,667, respectively, of which $43,334 is current on the balance sheet at September 29, 2006 and December 31, 2005, respectively.

On April 12, 2006, the Company entered into the Second Amendment to Loan and Security Agreement with the lender to increase the available borrowings to $1,200,000 and to amend the existing financial covenants.

On August 16, 2006, the Company entered into the Third Amendment and Waiver to Loan and Security Agreement with the lender to obtain a waiver for default of a financial covenant and to amend the existing financial covenants.

In October 2006, the Loan and Security Agreement was cancelled and all amounts due were paid.

8.	RELATED PARTIES

During the nine months ending September 29, 2006 and September 30, 2005, the Company paid $27,000 and $96,000 respectively, for consulting services, to a member of the Company’s Board of Directors.

9.	SUBSEQUENT EVENTS

On October 17, 2006 all the outstanding common stock of the Company was acquired by SYS in exchange for approximately 2.5 million shares of SYS common stock, valued at approximately $6.0 million. The purchase price is preliminary and is subject to change. SYS, located in San Diego, California, is a Securities Exchange Commission registrant and provides products and services to U.S. government and commercial customers

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